Exhibit 99.3
Independent Auditor’s Report
The Board of Directors and Stockholders
Infociencia S.L. and Infociencia Clinical Research S.L.
We have audited the accompanying combined balance sheets of Infociencia S.L. and Infociencia Clinical Research S.L. as of December 31, 2007 and 2006, and the related combined statements of operations, stockholders equity and cash flows for the two years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Infociencia S.L. and Infociencia Clinical Research S.L.as of December 31, 2007 and 2006, and the combined results of their operations and their cash flows for the years then ended,, in conformity with accounting principles generally accepted in the United States.
/s/ McGladrey & Pullen, LLP
Chicago, Illinois
March 9, 2009